As filed with the Securities and Exchange Commission on December 22, 2009.
Registration No. 333-160601

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Infineon Technologies Ag
(Exact name of registrant as specified in its charter)

Federal Republic of Germany (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification Number)
Am Campeon 1-12
D-85579 Neubiberg
Federal Republic of Germany
Tel: +49-89-234-0
(Address and telephone number of registrant’s principal executive offices)

Infineon Technologies North America Corp.
640 N. McCarthy Blvd
Milpitas, California 95035
(408) 501-6000
Attention: General Counsel
(Name, address, and telephone number of agent for service)

Copies to:
John A. Burgess
Timothy J. Corbett
Wilmer Cutler Pickering
Hale and Dorr LLP
10 Noble Street
London EC2V 7QJ
United Kingdom
Tel. +44-20-7645-2400
Fax. +44-20-7645-2424
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

SIGNATURES
EX-10.2

Explanatory Note
     Infineon Technologies AG (“the Company”) is filing this Amendment No. 1 to the registration statement on Form F-3 (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission on July 16, 2009, for the sole purpose of filing a newly redacted version of an exhibit for which the Company has requested confidential treatment. This Amendment No. 1 continues to speak as of the date of the original filing of the Registration Statement, and the Company has not updated the disclosures contained therein to reflect any events that occurred at a later date.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Munich, on December 22, 2009.

Infineon Technologies AG
By:	/s/ Peter Bauer
	Name:	Peter Bauer
	Title:	Member of the Management Board and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Dr. Marco Schröter
	Name:	Dr. Marco Schröter
	Title:	Member of the Management Board and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement on Form F-3 has been signed by the following persons in the capacities indicated on December 22, 2009.

Signature	Title

/s/ Peter Bauer Peter Bauer	Member of the Management Board and Chief Executive Officer (Principal Executive Officer)

/s/ Dr. Marco Schröter Dr. Marco Schröter	Member of the Management Board and Chief Financial Officer (Principal Financial and Accounting Officer)

* Prof. Dr. Hermann Eul	Member of the Management Board

* Dr. Reinhard Ploss	Member of the Management Board

*By: Name:	/s/ Peter Bauer Peter Bauer
Title:	Attorney-in-Fact

*By: Name:	/s/ Dr. Marco Schröter Dr. Marco Schröter
Title:	Attorney-in-Fact
INFINEON TECHNOLOGIES NORTH AMERICA CORP.

By:	/s/ Greg Bibbes Name: Greg Bibbes
Title: General Counsel
(Authorized representative in the United States)